                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT /x/      FILED BY A PARTY OTHER THAN THE REGISTRANT / /

-------------------------------------------------------------------------------
Check the appropriate box:
/ /   Preliminary Proxy Statement
/x/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 ALKERMES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                                 ALKERMES, INC.

                         CAMBRIDGE, MASSACHUSETTS 02139
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 25, 2000

                              --------------------


TO THE SHAREHOLDERS:

                  The annual meeting of shareholders of Alkermes, Inc. (the "Company") will be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, on Tuesday, July 25, 2000, at 10:00 a.m. for the following purposes:

                   1. To elect seven members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

                   2. To approve an amendment to the Stock Option Plan for Non-Employee Directors to increase to 500,000 the number of shares issuable upon the exercise of options granted thereunder, an increase of 200,000 shares, and to increase the annual automatic option grant thereunder to each non-employee director to 20,000 shares, an increase of 15,000 shares.

                   3. To approve an amendment to the 1999 Stock Option Plan to increase to 7,400,000 the number of shares issuable upon the exercise of options granted thereunder, an increase of 2,400,000 shares.

                  4. To transact such other business as may properly come before the meeting.

                  The Board of Directors has fixed June 7, 2000 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record on the transfer books of the Company at the close of business on June 7, 2000 will be entitled to notice of and to vote at the meeting.

                  Please complete, date and sign the enclosed proxy and return it promptly in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. If you attend the meeting, you may vote in person.

                                              Morris Cheston, Jr.
                                              Secretary
June 27, 2000

                                 ALKERMES, INC.

                                 PROXY STATEMENT

                                  INTRODUCTION


         The accompanying proxy is solicited by the Board of Directors of Alkermes, Inc., a Pennsylvania corporation ("Alkermes" or the "Company"), in connection with its 2000 annual meeting of shareholders to be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, at 10:00 a.m., on July 25, 2000 (the "Meeting"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or after June 29, 2000 to the holders of record of Common Stock on June 7, 2000 (the "Record Date"). The proxy may be revoked by a shareholder at any time prior to its use by giving notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person or by returning a later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and regular employees of the Company may solicit proxies personally and by telephone. In addition, the Company has retained the services of Corporate Investor Communications, Inc. to solicit proxies, at an estimated cost of $5,500.

         Unless specific instructions are given to the contrary, the persons named in the accompanying proxy will vote FOR the election of the nominees named herein to the Company's Board of Directors, FOR the amendment to increase the number of shares available and the increase in the annual automatic grant under the Stock Option Plan for Non-Employee Directors and FOR the amendment to increase the number of shares available under the 1999 Stock Option Plan. With respect to all other matters, the persons named in the accompanying proxy will vote as stated herein. See "Other Business."

         Holders of Common Stock of record at the close of business on the Record Date will be entitled to cast one vote per share so held of record on such date on all items of business properly presented at the Meeting, except that the holders have cumulative voting rights in the election of directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the Record Date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit.

         The Company had 53,957,148 shares of Common Stock outstanding on the Record Date. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of consideration and action on such matter.


                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the Meeting to serve one-year terms until the 2001 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Floyd E. Bloom, Robert A. Breyer, John
K. Clarke, Richard F. Pops, Alexander Rich, Paul Schimmel and Michael A. Wall, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All of the nominees are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. The Board of

Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

         The seven nominees for director receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. Votes that are withheld will be counted in determining the presence of a quorum, but will have no effect on the vote.

         Set forth below is information regarding the nominees, as of June 7, 2000, including their recent employment, positions with the Company, other directorships and age.

         Dr. Bloom, age 63, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Bloom has been active in neuropharmacology for more than 30 years, holding positions at Yale University, the National Institute of Mental Health and The Salk Institute. Since 1983, he has been at The Scripps Research Institute where he is currently Chairman, Department of Neuropharmacology. Dr. Bloom served as Editor-in-Chief of Science from 1995 to May 2000. He holds an A.B. (Phi Beta Kappa) from Southern Methodist
University and an M.D. (Alpha Omega Alpha) from Washington University School of Medicine in St. Louis. He is a member of the National Academy of Science, the Institute of Medicine and the Royal Swedish Academy of Science.

         Mr. Breyer, age 56, has been a director and President and Chief Operating Officer of Alkermes since July 1994. From August 1991 to December 1993, Mr. Breyer was President and General Manager of Eli Lilly Italy, a subsidiary of Eli Lilly & Co. From September 1987 to August 1991, he was Senior Vice President, Marketing and Sales of IVAC Corporation, a medical device company and a subsidiary of Eli Lilly & Co.

         Mr. Clarke, age 46, has served as a director of Alkermes since 1987. He is a general partner of DSV Partners III and DSV Management, the general partner of DSV Partners IV. DSV Partners III and DSV Partners IV are venture capital investment partnerships. Mr. Clarke has been associated with DSV since 1982. Mr. Clarke has been the managing general partner of Cardinal Health Partners, a venture capital fund, since October 1997. Mr. Clarke is a director and chairman of Cubist Pharmaceuticals, Inc., and a director of a number of private health care companies.

         Mr. Pops, age 38, has been a director and the Chief Executive Officer of Alkermes since February 1991. Mr. Pops currently serves on the Board of Directors of Neurocrine Biosciences, Inc., the Biotechnology Industry Organization (BIO), the Massachusetts Biotechnology Council (MBC) and The Brain Tumor Society (a non-profit organization).

         Dr. Rich, age 75, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Rich has been a professor at the Massachusetts Institute of Technology since 1958, and is the William Thompson Sedgwick Professor of Biophysics and Biochemistry. Dr. Rich earned both an A.B. (magna cum laude) and an M.D. (cum laude) from Harvard University. Dr. Rich is a member of the National Academy of Sciences and a Senior Member of the Institute of Medicine. Dr. Rich is Co-Chairman of the Board of Directors of Repligen Corporation, a biopharmaceutical company.

         Dr. Schimmel, age 59, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Schimmel is a member of the Skaggs Institute for Chemical Biology at The Scripps Research Institute. Dr. Schimmel was the John D. and Catherine T. MacArthur Professor of Biophysics and Biochemistry at the Massachusetts Institute of Technology, where he was employed from 1967 through 1997. A member of the National Academy of Sciences and the American Academy of Arts and Sciences, Dr. Schimmel graduated from Ohio Wesleyan University, completed his doctorate at Cornell University and the Massachusetts Institute of Technology and did post doctoral work at Stanford University. Dr. Schimmel is Co-Chairman of the Board of Directors of Repligen Corporation and is a director of Cubist Pharmaceuticals, Inc.

         Mr. Wall, age 71, is a founder of Alkermes and has been Chairman of the Board of Alkermes since 1987. From April 1992 until June 1993, he was a director and Chairman of the Executive Committee of Centocor, Inc. ("Centocor"), a biopharmaceutical company. From November 1987 to June 1993, he was Chairman Emeritus of Centocor. Mr. Wall is a director of Kopin Corporation, a manufacturer of high definition imaging products.

         The Board of Directors held ten meetings during the last fiscal year. Of the meetings held during the year, each of the Company's directors attended at least 75% of the aggregate of all Board of Directors' meetings and meetings of all committees of which the director was a member. The standing committees of the Board are the Audit Committee, the Compensation Committee and the Compensation Sub-Committee. The Board does not have a standing nominating committee. The Audit Committee, consisting of Floyd E. Bloom (effective February
2000), John K. Clarke and Alexander Rich, met twice during the last fiscal year. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Compensation Committee, consisting of John K. Clarke, Paul Schimmel and Michael
A. Wall, met twice during the last fiscal year and otherwise acted by unanimous written consent. The Compensation Committee is responsible for reviewing matters pertaining to the compensation of employees of, and consultants to, the Company, fixing the cash compensation of officers of the Company and administering, and making grants and awards to employees and consultants under, the Company's stock option and restricted stock award plans. The Compensation Sub-Committee is responsible for making grants and awards under the Company's stock option and restricted stock award plans to "directors and officers" within the meaning of
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Sub-Committee, consisting of John K. Clarke and Paul Schimmel, acted by unanimous written consent.





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
                   APPROVAL OF AMENDMENTS TO STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         The Stock Option Plan for Non-Employee Directors, as amended (the "Director Plan"), authorizes the grant of options to purchase up to 300,000 shares of Common Stock to non-employee directors. As of June 7, 2000, there were 180,000 shares available for grant under the Director Plan. In May 2000, the Board of Directors amended the Director Plan, subject to shareholder approval, to: (i) increase to 500,000 the aggregate number of shares of Common Stock authorized for issuance upon exercise of options granted under the Director Plan, and (ii) increase the annual automatic option grant to each non-employee director to 20,000 shares of Common Stock, an increase of 15,000 shares. The purpose of the Director Plan is to assist the Company in attracting and retaining independent directors and to strengthen the mutuality of interests between such directors and the Company's shareholders. Since non-employee directors do not receive cash compensation for their services as directors, stock options represent their only compensation for such services. Options to purchase 5,000 shares were automatically granted under the Director Plan in 1996, 1997, 1998 and 1999 to each non-employee director and options to purchase an additional 15,000 shares were granted under the 1999 Stock Option Plan in 1999 to each non-employee director. The proposed 200,000 share increase in the number of shares available for grant will provide sufficient shares under the Director Plan for automatic grant to each of the five current non-employee directors at the annual rate of 20,000 shares for three years. The 15,000 share increase in the annual automatic grant to each non-employee director is designed to bring the compensation for services as a director more in line with the compensation of directors of comparable companies. The resolution to be presented to the shareholders approving the proposed amendments to the Director Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

         The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote will be required to approve the proposed amendments to the Director Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of this proposal and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the vote on this proposal.

         The Board of Directors recommends that you vote FOR the approval of the amendments to the Director Plan.

PRINCIPAL FEATURES OF THE DIRECTOR PLAN

         Administration

         The Director Plan is administered and interpreted by the Board of Directors. The Board of Directors, subject to the provisions of the Director Plan, has the authority to (i) adopt, alter and repeal such rules, guidelines and practices as it deems advisable, (ii) interpret the terms and provisions of the Director Plan and any option granted under the Director Plan and (iii) otherwise administer the Director Plan. In addition, the Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Director Plan or in any option granted, in the manner and to the extent it shall deem


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
necessary to carry the Director Plan into effect. Any decision, interpretation or other action of the Board of Directors will be final, binding and conclusive upon all persons in interest.

         Eligible Participants

         Members of the Board of Directors who are not officers or employees of the Company or any of its subsidiaries ("Eligible Directors") are eligible to be granted options under the Director Plan. Five directors of the Company are currently eligible to participate in the Director Plan.

         Number of Shares Subject to the Director Plan

         Up to 300,000 shares of Common Stock may be issued upon exercise of the options granted under the Director Plan. The proposed amendment, which has been adopted by the Board, increases the number of shares which may be so issued to 500,000, an increase of 200,000 shares. The shares of Common Stock that may be issued under the Director Plan may be either authorized and unissued shares or issued shares that have been reacquired by the Company. The aggregate number of shares of Common Stock issuable under the Director Plan and the number of shares subject to grants made under the Director Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock. If any option granted under the Director Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Director Plan. The Director Plan will terminate on March 18, 2006 unless sooner terminated by the Board of Directors.

         Granting of Options Under the Director Plan

         On the date the Director Plan was first approved by the Board of Directors, each Eligible Director who was not a consultant to the Company was automatically granted an option to purchase 20,000 shares of Common Stock. As of that date, one director was eligible for the one-time automatic grant. In addition, on the date of each annual meeting of the Company's shareholders, for as long as the Director Plan remains in effect, each Eligible Director will automatically be granted an option to purchase 5,000 shares of Common Stock.
The proposed amendment, which has been adopted by the Board, increases this automatic grant of an option to purchase Common Stock to 20,000 shares for each Eligible Director.

         Stock Options

         The exercise price of each option granted under the Director Plan will be equal to the fair market value of the Common Stock on the date of grant. Options will be exercisable in full six months after the date of the grant. The term of each option will be ten years from the date of grant. The option price due upon exercise of any option may be paid to the Company in full in cash. Unless determined otherwise by the Board of Directors in its discretion, payment of the exercise price may also be made by tendering previously acquired shares of Common Stock or reducing the number of shares issuable upon such exercise, in each case based on the fair market value of the Common Stock on the last trading date preceding payment.

         Options are not transferable (other than by will or the laws of descent and distribution) and during the participant's lifetime are exercisable only by the participant. If a participant ceases to be a member of the Board of Directors because of death or disability, any then exercisable option held by the participant may be exercised by the participant, or in the case of death, by his legal representative, for one year after ceasing to be a member of the Board of Directors or until the earlier expiration of the option term, and all


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
other options are cancelled. If a participant ceases to be a member of the Board of Directors for any reason other than death or disability, any then exercisable stock option held by the participant may be exercised by the participant for the lesser of three months after ceasing to be a member of the Board of Directors or until the expiration of the option term, and all other options are cancelled. Options which have expired or which have been cancelled unexercised will be available for future grant under the Director Plan.

OPTIONS OUTSTANDING, EXERCISABLE AND AVAILABLE FOR FUTURE GRANT

                  As of June 7, 2000, options to purchase 120,000 shares were outstanding under the Director Plan, all of which were exercisable. The exercise prices for the outstanding options ranged from $4.25 to $15.19 per share. On June 7, 2000, the average of the high and low sales prices of a share of Common Stock as reported on the Nasdaq National Market was $49.44. At June 7, 2000, options to purchase 180,000 shares (plus any options that expire unexercised or are cancelled in the future) were available for future grant, exclusive of the additional shares covered by the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES

         The Federal income tax discussion set forth below is intended for general information only and does not address the rates of taxation applicable to specific categories of taxpayers or classes of income. State and local income tax consequences are not discussed and may vary from locality to locality.

         Under present Treasury regulations, an optionee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

                 APPROVAL OF AMENDMENT TO 1999 STOCK OPTION PLAN

         The Company's 1999 Stock Option Plan, as amended (the "1999 Plan"), authorizes the grant of options to officers, employees and directors of, and consultants to, the Company or any of its subsidiaries to purchase up to 5,000,000 shares of Common Stock. As of June 7, 2000, there were 2,229,100 shares available for grant under the 1999 Plan. In May 2000, the Board of Directors amended the 1999 Plan, subject to shareholder approval, to increase the aggregate number of shares authorized for issuance upon exercise of options granted under the 1999 Plan to 7,400,000, an increase of 2,400,000 shares. This amendment was designed to enhance the flexibility of the Compensation Committee and the Compensation Sub-Committee of the Board of Directors in granting stock options and limited stock appreciation rights to the Company's current officers, employees, directors and consultants and new employees and to ensure that the Company can continue to attract qualified new employees and to grant stock options to such persons at levels determined to be appropriate by the Compensation Committee and the Compensation Sub-Committee based on comparable company and other market data. The resolution to be presented to the shareholders approving the proposed amendment to the 1999 Plan is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.

         The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote will be required to approve the proposed amendment to the 1999 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of this proposal and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the vote on this proposal.

         The Board of Directors recommends that you vote FOR the approval of the amendment to the 1999 Plan.

PRINCIPAL FEATURES OF THE 1999 PLAN

         Administration

         The 1999 Plan is administered by the Compensation Committee by delegation from the Board of Directors. The Compensation Committee has further delegated administration of the 1999 Plan with respect to options granted to directors and executive officers of the Company ("Reporting Persons") to the Compensation Sub-Committee. The total number of options to be granted in any year under the 1999 Plan to participants, the selection and number of participants to receive options, the type and number of options granted to each participant and the other terms and provisions of such options are wholly within the discretion of the Compensation Committee and the Compensation Sub-Committee, subject to the limitations set forth in the 1999 Plan. Therefore, the benefits and amounts that will be received by participants under the 1999 Plan are not currently determinable.

         Eligible Participants

         Officers, employees and directors of and consultants to the Company and any of its subsidiaries are eligible to be granted options under the 1999 Plan. The Company estimates that there are currently 350 persons who are eligible to receive options under the 1999 Plan.

         Number of Shares Subject to the 1999 Plan

         Up to 5,000,000 shares of Common Stock may be issued under the 1999 Plan. The proposed amendment, which has been adopted by the Board of Directors, increases the number of shares which may be issued upon exercise of options that may be granted under the 1999 Plan to 7,400,000. Such options may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be non-qualified options. The 1999 Plan will terminate on June 2, 2009 unless sooner terminated by the Board of Directors.

         Stock Options

         Under the terms of the 1999 Plan, the option exercise price may not be less than 100% (or, with respect to incentive stock options, 110% if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the underlying stock at the time the option is granted. Options granted under the 1999 Plan are generally nontransferable, unless otherwise determined by the Compensation Committee, and expire upon the earlier of an expiration date fixed by the Compensation Committee and set forth in each individual option award certificate, ten years (or with respect to incentive stock options, five years, if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company) from the date of grant, and either three months after the date the optionee ceases to be an officer, employee or director of, or consultant to, the Company or its subsidiaries or one year after the optionee dies or becomes disabled. Options which have expired or which have been cancelled unexercised will be available for future grant under the 1999 Plan.

         Under the 1999 Plan, the price payable upon exercise of options may be paid in cash, or in shares of stock of the Company duly owned by the participant or by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the fair market value of the Common Stock on the date of exercise.

OPTIONS OUTSTANDING, EXERCISABLE AND AVAILABLE FOR FUTURE GRANT

         As of June 7, 2000, options to purchase 2,700,900 shares were outstanding under the 1999 Plan, none of which were exercisable. The exercise prices for the outstanding options ranged from $16.69 to $44.13 per share. On June 7, 2000, the average of the high and low sales prices of a share of Common Stock as reported on the Nasdaq National Market was $49.44. At June 7, 2000, options to purchase 2,299,100 shares (plus any options that expire unexercised or are cancelled in the future) were available for future grant, exclusive of the additional shares covered by the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES

         The Federal income tax discussion set forth below is intended for general information only and does not address the rates of taxation applicable to specific categories of taxpayers or classes of income. State and local income tax consequences are not discussed and may vary from locality to locality.

         Under present Treasury regulations, a participant who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, a participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding


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
deduction. In the case of a participant who is an employee, withholding and employment taxes will be imposed on the amount of ordinary income recognized. The participant's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

         A participant is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition depend upon whether the participant was an employee of the Company or one of its subsidiaries at all times from the date of grant until three months preceding exercise (one year in the case of permanent and total disability) and whether the participant holds the shares for more than one year after exercising the option and two years after the date of grant of the option.

         If the participant satisfies both the employment rule and the holding rule, for regular tax purposes the participant will not realize income upon exercise of an incentive option and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the participant will generally constitute a long-term capital gain or a long-term capital loss, as the case may be.

         If the participant meets the employment rule but disposes of the shares before satisfying the holding rule (a "disqualifying disposition"), the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. In the case of a sale, any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant generally is limited to the excess of the sales price over the option price. In the case of any disqualifying disposition, the Company's tax deduction is limited to the amount of ordinary income recognized by the participant. However, it is the current position of the Internal Revenue Service that no withholding or employment taxes should be imposed on such ordinary income.

         Different consequences will apply for a participant subject to the alternative minimum tax.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         All share amounts and prices per share have been adjusted to give effect to the two-for-one stock split effected April 28, 2000.

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the compensation paid by the Company during its last three fiscal years to its Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended March 31, 2000 (collectively, the "Named Executive Officers").

                                                                                 LONG-TERM
                                          ANNUAL COMPENSATION                   COMPENSATION
                                 --------------------------------------         ------------

                                                                                 Securities
                                 Fiscal                                          Underlying             All Other
Name and Principal Position       Year          Salary($)      Bonus($)         Options(1)(#)        Compensation($)
---------------------------      ------         ---------      --------         -------------        ---------------
Richard F. Pops                   2000           395,192       175,000            500,000             274,800  (2)(3)
Chief Executive Officer           1999           354,904       150,000            200,000               5,374  (2)
                                  1998           326,000       150,000            160,000                   0

Robert A. Breyer                  2000           285,000       100,000            200,000             184,558  (2)(3)(4)
President and Chief               1999           257,942        75,000            100,000               6,900  (2)(4)
Operating Officer                 1998           239,000        75,000             80,000               1,500  (4)

Raymond T. Bartus                 2000           235,226        20,000             52,000             112,800  (2)(3)
Senior Vice President,            1999           218,780        15,000             40,000               5,297  (2)
Preclinical Research and          1998           209,100        15,000             20,000                   0
Development

James M. Frates(5)                2000           246,029        40,000            100,000               4,800  (2)
Vice President, Chief             1999           161,420        15,000            250,000  (6)          3,069  (2)
Financial Officer and
Treasurer

Michael J. Landine(7)             2000           219,861        30,000             80,000               4,712  (2)
Vice President, Corporate         1999           200,000             0                  0               5,670  (2)
Development                       1998           212,800        75,000             80,000                   0

------------------
(1)    Alkermes granted no LSARs.
(2)    401(k) match.
(3) Includes compensation as a result of the Company's forgiveness of one-half of an "incentive loan" made on October 16, 1998, pursuant to the Company's Incentive Loan Program.
(4) Includes a payment of $1,500 to Mr. Breyer for opting out of the Company's health insurance plan.
(5)    Mr. Frates joined the Company in June 1998.
(6) Includes an option to purchase 200,000 shares of Common Stock granted upon joining the Company.
(7) Mr. Landine resigned as Senior Vice President, Chief Financial Officer and Treasurer in June 1998, but has continued in the employ of the Company, most recently as Vice President, Corporate Development since March 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock options granted during the fiscal year ended March 31, 2000 to each of the Named Executive Officers.

                                                    Individual Grants
                           -----------------------------------------------------------------
                                                                                                   Potential Realizable
                            Number of       Percent of Total                                         Value at Assumed
                           Securities           Options           Exercise                            Annual Rates of
                           Underlying          Granted to          or Base                              Stock Price
                             Options          Employees in          Price         Expiration         Appreciation for
Name                       Granted (#)         Fiscal Year        ($/Share)          Date              Option Term
----                       -----------      ----------------      ---------       ----------       --------------------
                                                                                                   5% ($)       10% ($)
                                                                                                   ------       -------
Richard F. Pops              500,000              16.05             16.69          10/28/09      5,248,126    13,299,781

Robert A. Breyer             200,000               6.42             16.69          10/28/09      2,099,250     5,319,912

Raymond T. Bartus             50,000               1.61             16.69          10/28/09        524,813     1,329,978
                               2,000                  *             22.00          12/07/09         27,671        70,125

James M. Frates              100,000               3.21             16.69          10/28/09      1,049,625     2,659,956

Michael J. Landine            80,000               2.57             16.69          10/28/09        839,700     2,127,965


--------------------
*  Represents less than one percent (1%).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


         The following table sets forth the number of shares acquired upon exercise of options exercised by the Named Executive Officers during the fiscal year ended March 31, 2000, the value realized upon exercise of such options, the number of shares issuable on exercise of options held by such persons at the end of the last fiscal year and the value of such unexercised options as of such date.



                                                                     Number of
                                                                     Securities                 Value of
                                                                     Underlying                 Unexercised
                                                                     Unexercised                In-the-Money
                                                                     Options/SARs               Options/SARs at
                                                                     at FY-End (#)              FY-End ($)(1)

                          Shares Acquired         Value              Exercisable/               Exercisable/
Name                      on Exercise (#)       Realized ($)         Unexercisable              Unexercisable
----------------------------------------------------------------------------------------------------------------------
Richard F. Pops                350,000          8,628,028           620,000  /   750,000    26,428,475  / 24,673,200

Robert A. Breyer               215,000          4,755,323           357,500  /   327,500    15,253,988  / 10,956,338

Raymond T. Bartus                    0                  0           220,000  /    97,000     9,572,575  /  3,306,875

James M. Frates                  8,000            127,280            54,500  /   287,500     2,066,485  / 10,048,375

Michael J. Landine              99,000          2,269,249           195,501  /   132,499     8,210,277  /  4,385,848

--------------------------------

(1) Value is measured by the difference between the closing price for Common Stock on the Nasdaq National Market on March 31, 2000, $46.25, and the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Under agreements between Messrs. Pops, Breyer and Frates and the Company in the event their employment with the Company is terminated for any reason other than as a result of their taking certain actions against, or that have a significant deleterious effect on, the Company, Mr. Pops shall be entitled to receive a payment equal to two-thirds of his then-current annual base salary and Messrs. Breyer and Frates shall each be entitled to receive payments at the monthly rate of his then-current annual base salary for up to nine months or until he finds other employment, whichever occurs first.

         Mr. Pops, Dr. Bartus and Mr. Landine have been granted LSARs in connection with a portion of the stock options previously granted to them. Each LSAR provides that after the occurrence of one of several triggering events, including a reorganization or merger of the Company, a sale of the assets of the Company or the acquisition by a person or group of more than 51% of the Common Stock, the optionee will receive an amount in cash equal to the amount by which the fair market value per share of Common Stock issuable upon exercise of the option on the date such a triggering event occurs exceeds the exercise price per share of the option to which the LSAR relates. A triggering event shall be deemed to have occurred only when the fair market value of the shares subject to the underlying option exceeds the exercise price of such option. When a triggering event occurs, the related option will cease to be exercisable.

COMPENSATION OF DIRECTORS

         Each non-employee director automatically receives options to purchase 5,000 (20,000, if the proposed amendment to the Director Plan is approved by the shareholders) shares of Common Stock under the Director Plan each year on the date of the Company's annual meeting of shareholders. Such options are exercisable at the fair market value of the Common Stock on the date such options are granted and vest in full six (6) months following their grant. Directors do not receive compensation for services on the Board of Directors or any committee thereof, except for stock option grants under the Director Plan and except for a one-time grant to each non-employee director in December 1999 of options to purchase 15,000 shares of Common Stock under the 1999 Plan. All of the directors, however, are reimbursed for their expenses for each Board and committee meeting attended. In addition, Floyd E. Bloom, Alexander Rich, Paul Schimmel and Michael A. Wall receive consulting fees from Alkermes. During the fiscal year ended March 31, 2000, Alkermes paid consulting fees to Drs. Bloom, Rich and Schimmel and Mr. Wall aggregating $30,000, $30,000, $48,000 and $80,000, respectively. Consulting fees are currently being paid to each of Drs. Bloom and Rich at the rate of $2,500 per month, to Dr. Schimmel at the rate of $4,000 per month and to Mr. Wall at the rate of $6,667 per month. Alkermes believes that the terms of such consulting arrangements are no less favorable to Alkermes than those they could have received from an independent third party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the last fiscal year, the Compensation Committee consisted of John K. Clarke, Paul Schimmel and Michael A. Wall. The Compensation Sub-Committee consisted of John K. Clarke and Paul Schimmel. Mr. Wall and Dr. Schimmel are consultants to Alkermes. See "Compensation of Directors."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") is responsible for reviewing and establishing the cash compensation of, and the Compensation Sub-Committee (the "Sub-Committee") is responsible for reviewing and establishing compensation in the form of stock options and restricted stock awards to, the Company's executive officers.

         EXECUTIVE COMPENSATION POLICIES

         The Company's executive compensation program is designed to attract, retain and motivate experienced and well qualified executive officers who will promote the Company's research and product development and commercialization efforts. In establishing executive compensation levels, the Committee is guided by a number of considerations. Because the Company is still in the process of developing its portfolio of product candidates, and because of the volatile nature of biotechnology stocks, the Committee believes that traditional performance criteria, such as revenue growth, net income, profit margins and share price are inappropriate for evaluating and rewarding the efforts of the Company's executive officers. Rather, the Committee bases executive compensation on the achievement of certain product development, corporate partnering, financial, strategic planning and other goals of the Company and the executive officers. In establishing compensation levels, the Committee also evaluates each officer's individual performance using certain subjective criteria, including an evaluation of each officer's initiative, contribution to overall corporate performance and managerial ability. No specific numerical weight is given to any of the above-noted subjective or objective performance criteria. In making its evaluations, the Committee consults on an informal basis with other members of the Board of Directors and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.

         Another consideration which affects the Committee's decisions regarding executive compensation is the high demand for well-qualified personnel in the biotechnology industry. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee reviews data obtained from a generally available outside survey of compensation and benefits in the biotechnology industry, an internally prepared survey based on peer biotechnology companies' proxy statements and personal knowledge regarding executive compensation at comparable companies.

         A third factor which affects compensation levels is the Committee's belief that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In accordance with such belief, the Sub-Committee seeks to provide a significant portion of executive compensation in the form of stock options. The Sub-Committee has not, however, targeted a range or specific number of options for each executive position. Rather, it makes its decisions based on the above-mentioned surveys and the general experience of the Sub-Committee members.

         COMPENSATION MIX

         The Company's executive compensation packages generally include three components: base salary; a discretionary annual cash bonus; and stock options. The Committee generally reviews and establishes the base salary and bonus of each executive officer at the end of each calendar year.

         Base Salary

         The Committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other biotechnology companies of comparable size and stage of development.

         Discretionary Cash Bonus

         The Committee believes that discretionary cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but are awarded from time to time, generally annually, only in the discretion of the Committee; cash bonuses are used to bring annual cash compensation into a competitive range with comparable positions at comparable companies. Criteria for bonuses for executive officers range from success in attracting capital to success in conducting clinical trials, entering into new and expanded collaborations and establishing the Company's manufacturing capabilities.

         Stock Options

         Grants of stock options under the Company's stock option plans are designed to promote the identity of the long-term interests between the Company's executives and its shareholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over a four-year period, their ultimate value is dependent upon the long-term appreciation of the Company's stock price and the executive's continued employment with the Company. In addition, grants of stock options may result in an increase in executive officers' equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

         When granting stock options, the Sub-Committee considers the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The number of options granted to each executive officer is generally determined by the Sub-Committee on the basis of data obtained from a generally available outside survey of stock option grants in the biotechnology industry, an internally prepared survey of peer biotechnology companies' proxy statements and personal knowledge of the Sub-Committee members regarding executive stock option grants at comparable companies.

         Section 162(m) of the Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other Named Executive Officers unless certain conditions are met. The Company's Chief Executive Officer and the other Named Executive Officers have not received annual compensation over $1 million, and the Company has not yet determined what measures, if any, it should take to comply with Section 162(m).

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In establishing Mr. Pops' compensation package, the Committee seeks to maintain a level of total current compensation that is competitive with that of chief executives of certain other companies in the biotechnology industry at comparable stages of development. In addition, in order to align Mr. Pops' interests with the long-term interests of the Company's shareholders, the Committee and the Sub-Committee attempt to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company's stock price.

         At the Company's current stage of development, the Committee believes that Mr. Pops' performance as Chief Executive Officer of the Company must be evaluated almost exclusively using subjective criteria, including the Committee's evaluation of the Company's progress in attracting and retaining senior management, identifying new product candidates, identifying and securing corporate collaborators for the development of product candidates, identifying and acquiring new product development and technology opportunities, identifying and acquiring companies with interesting technology and product candidates, advancing the Company's existing product candidates through the complex drug development and regulatory approval process and raising the necessary capital to fund its research and development efforts and manufacturing capabilities.

         In evaluating and establishing Mr. Pops' current compensation package, the Committee considered the following accomplishments of the Company during calendar 1999:

         In February 1999, the Company acquired Advanced Inhalation Research, Inc., a company developing a novel pulmonary delivery technology. This acquisition broadened Alkermes' delivery capabilities into the pulmonary area for both proteins and small molecules.

         In April 1999, the Company entered into an expanded collaboration for Nutropin Depot, a long-acting formulation of recombinant growth hormone, with Genentech, which included a $35 million investment by Genentech in Alkermes. The agreement provides for two years of additional funding for the development of Nutropin Depot, including additional clinical trials.

         In April 1999, Janssen Pharmaceutica, with which the Company is collaborating, announced the commencement of Phase III clinical trials of a Medisorb formulation of the anti-psychotic drug RISPERDAL.

         In June 1999, Phase III clinical trial results for Nutropin Depot were presented at the annual meeting of the Endocrine Society. In addition, the New Drug Application ("NDA") for Nutropin Depot was filed in June.

         In August 1999, Janssen Pharmaceutica presented Phase II clinical data on the Medisorb formulation of RISPERDAL at the World Congress of Psychiatry in Hamburg, Germany.

         In December 1999, after an accelerated review, the Food and Drug Administration ("FDA") approved Nutropin Depot for growth hormone deficiency in children.

         During the year, the Company also initiated a number of feasibility programs with partners and on internal programs that were not disclosed publicly.

         Given the significant role played by Mr. Pops in each of the above-noted accomplishments, the Committee increased Mr. Pops' annual base salary effective January 1, 2000 from $375,000 to $400,000 and granted Mr. Pops a cash bonus of $175,000. As additional recognition of Mr. Pops' efforts in calendar 1999, and in furtherance of the Committee's belief that a significant portion of Mr. Pops' total compensation should be dependent on the long-term appreciation of the Company's stock price, in October 1999, the Sub-Committee granted Mr. Pops options to purchase 500,000 shares of Common Stock. The Committee believes that each of these actions was particularly appropriate given Mr. Pops' performance during calendar 1999 and in order to maintain his compensation at a competitive level compared to that of the chief executive officers of other similarly sized and positioned biotechnology companies.

                                       Compensation Committee

                                       John K. Clarke            Paul Schimmel
                                       Michael A. Wall



                                       Compensation Sub-Committee

                                       John K. Clarke            Paul Schimmel

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock for the last five fiscal years, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index, which includes biotechnology companies. The comparison assumes $100 was invested on March 31, 1995, in the Common Stock and in each of the foregoing indices and further assumes reinvestment of any dividends. The Company did not declare or pay any dividends on its Common Stock during the comparison period.



                                  [LINE GRAPH]

                              [PLOT POINTS BELOW]

             Alkermes,      Nasdaq Stock Market      Nasdaq Pharmaceutical
               Inc.             (U.S.) Index                 Index
--------------------------------------------------------------------------
3/31/1995      100.00             100.00                     100.00
3/31/1996      331.85             135.80                     176.27
3/31/1997      509.09             150.95                     161.39
3/31/1998      904.58             228.88                     192.84
3/31/1999      990.91             309.19                     244.65
3/31/2000     3363.64             574.04                     509.41

                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the ownership of Common Stock as of June 7, 2000 by (i) each person who is known by the Company to be the owner of 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all the directors and executive officers of the Company as a group. All share amounts have been retroactively restated to give effect to the two-for-one stock split effected April 28, 2000.

                                                                            Number of
                                                                             Shares           Percentage
                                                                          Beneficially       Beneficially
                                                                              Owned            Owned(1)
                                                                          ------------       ------------
FMR Corporation(2).....................................................   6,799,036            12.60%
  82 Devonshire Street
  Boston, MA  02109
Floyd E. Bloom(3)......................................................     282,000                *
Robert A. Breyer(4)....................................................     429,700                *
John K. Clarke(5)......................................................      83,936                *
Richard F. Pops(6).....................................................     685,182             1.25
Alexander Rich(7)......................................................     398,400                *
Paul Schimmel(7).......................................................     542,600             1.00
Michael A. Wall(7).....................................................     939,700             1.74
Raymond T. Bartus(8)...................................................     232,000                *
James M. Frates(9).....................................................     104,500                *
Michael J. Landine(10).................................................     216,300                *
All directors and executive officers as a group (10 persons)(11).......   3,914,318             7.02


----------

* Represents less than one percent (1%) of the outstanding shares of Common
  Stock.

(1) As of June 7, 2000, there were 53,957,148 shares of Common Stock outstanding.

(2) The holdings of FMR were last reported as of April 10, 2000 and also reflect the two-for-one stock split. FMR Corporation holds these shares in its capacity as investment manager or advisor for various investment companies or institutional accounts.

(3) Includes 247,000 shares of Common Stock held by The Corey Bloom Family Trust, of which Dr. Bloom is a Trustee. Also includes 35,000 shares of Common Stock subject to options which are exercisable.

(4) Consists of 377,500 shares of Common Stock subject to options which are exercisable or will become exercisable within 60 days of June 7, 2000.

(5) Includes 55,000 shares of Common Stock subject to options which are exercisable.

(6) Includes 660,000 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 7, 2000.

(7) Includes 35,000 shares of Common Stock subject to options which are exercisable.

(8) Includes 220,000 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 7, 2000.

(9) Includes 104,500 shares of Common Stock subject to options which will become exercisable within 60 days of June 7, 2000.

(10) Includes 215,500 shares of Common Stock subject to options which are or will become exercisable within 60 days of June 7, 2000.

(11) Includes 1,772,500 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 7, 2000. Also includes 247,000 shares of Common Stock held in trust.

                              CERTAIN TRANSACTIONS

STOCK OPTIONS

         During the last fiscal year, executive officers and non-employee directors were granted options to purchase shares of Common Stock pursuant to the 1990 Omnibus Stock Option Plan, as amended, the 1999 Stock Option Plan, as amended, and the Stock Option Plan for Non-Employee Directors, as amended.


PRODUCT DEVELOPMENT AGREEMENT WITH ALKERMES CLINICAL PARTNERS, L.P.

         Pursuant to a Product Development Agreement dated March 6, 1992 between the Company and Alkermes Clinical Partners, L.P. (the "Partnership"), the Company conducts certain research and development on behalf of the Partnership. Alkermes Development Corporation II ("ADC II"), a wholly owned subsidiary of the Company, is the general partner of the Partnership. Richard F. Pops, a director and the Chief Executive Officer of the Company, is a director and the President and Chief Executive Officer of ADC II. James M. Frates, a Vice President, the Chief Financial Officer and Treasurer of the Company, is a director and the Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of ADC II. Until funding was completed in the quarter ended June 30, 1996, the Company was reimbursed by the Partnership for its actual costs incurred in conducting such research and development, and also received a management fee of 10% of such costs. For the fiscal year ended March 31, 2000, the Company recorded no revenue from the Partnership pursuant to the Product Development Agreement. Since the completion of funding from the Partnership, Alkermes has used its own resources, and intends to continue to use its own resources, to develop the Partnership's product candidate, Cereport, but may be forced to seek alternative sources of funding, including additional collaborators.

INCENTIVE LOAN PROGRAM

         In fiscal 1999 the Compensation Committee approved an incentive loan program pursuant to which a loan as a percentage of base salary and bonus was offered to certain officers and key employees approved by the Compensation Committee, who had been in the employ of the Company for at least eighteen months. The purpose of the program is to provide at a critical time in the Company's development a longer-term incentive for key employees to remain in the Company's employ. If the individual remains in the employ of the Company, half of the loan will be forgiven after one year, with the balance to be forgiven after two years. The maximum aggregate dollar amount of loans provided pursuant to the program was fixed at $2,200,000 with the amount of each individual loan determined by the Committee. On October 16, 1998, loans were made to Messrs. Pops and Breyer and Dr. Bartus in the principal amounts of $500,000, $330,000 and $200,000, respectively, and to six other officers and key employees aggregating $990,000.

                                 OTHER BUSINESS

         The Board of Directors does not intend to present to the Meeting any business other than the election of directors, adoption of the amendments to the Director Plan and adoption of the amendment to the 1999 Plan. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this Proxy Statement or which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                              INDEPENDENT AUDITORS

         Deloitte & Touche LLP, independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended March 31, 2000. Representatives of Deloitte & Touche LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending March 31, 2001.


                       DEADLINE FOR SHAREHOLDERS PROPOSALS

         The Company must receive any proposal which a shareholder wishes to submit at the 2001 annual meeting of shareholders before February 27, 2001 if the proposal is to be considered by the Board of Directors for inclusion in the proxy material for that meeting. If any shareholder wishes to present a proposal to the 2001 annual meeting of shareholders that is not included in the Company's proxy statement for that meeting and fails to submit such proposal to the Secretary of the Company on or before May 15, 2001, then the persons named in the proxy will be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the Company's proxy statement. In addition, in accordance with the Company's bylaws, any nominee for election as a director of the Company at the 2001 annual meeting of shareholders must be submitted in writing to the Company on or before March 29, 2001, which is ninety (90) days prior to the date of this year's proxy statement.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended March 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors, officers and greater than ten percent shareholders were complied with.

                                       By Order of the Board of Directors

                                       Morris Cheston, Jr.
                                       Secretary

June 27, 2000

                                   APPENDIX A


STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         RESOLVED, that the first sentence of Section 4.1 of the Stock Option Plan for Non-Employee Directors be, and hereby is, amended to read in full as follows:


         "The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 500,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company."


         RESOLVED, that the second sentence of Section 6.2 of the Stock Option Plan for Non-Employee Directors be, and hereby is, amended to read in full as follows:


         "Thereafter, for as long as the Plan remains in effect, each Eligible Director shall automatically be granted, on the date of the annual meeting of shareholders of the Company, Stock Options to purchase 20,000 shares of Common Stock; provided, however, that an individual who ceases to be a member of the Board on such date shall not be granted any Stock Options."

                                   APPENDIX B


1999 STOCK OPTION PLAN

         RESOLVED, that the first sentence of Section 4.1 of the 1999 Stock Option Plan be, and hereby is, amended to read in full as follows:


         "The maximum aggregate number of shares of Common Stock that may be issued under the Plan is Seven Million Four Hundred Thousand (7,400,000) (subject to increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of shares of Common Stock reacquired by the Company."

                                   APPENDIX C

                                 ALKERMES, INC.

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                                    ARTICLE I

                                     PURPOSE

         The purpose of the Stock Option Plan for Non-Employee Directors (the "Plan") is to enable Alkermes, Inc. (the "Company") to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company's shareholders.


                                   ARTICLE II

                                   DEFINITIONS

         For purposes of the Plan, the following terms shall have the following meanings:

         2.1      "BOARD" shall mean the Board of Directors of the Company.

         2.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.3 "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company.

         2.4 "DISABILITY" shall mean a disability that results in a director's inability to carry out his or her duties as a director, as determined in the reasonable judgment of the Board.

         2.5 "EFFECTIVE DATE" shall mean the date on which the Plan is approved by the Board.

         2.6 "ELIGIBLE DIRECTOR" shall mean any member of the Board who, on the date on which Options are to be granted, is not an officer or employee of the Company or any of the Company's subsidiaries.

         2.7 "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, the Nasdaq National Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

         2.8 "OPTIONEE" shall mean an individual to whom a Stock Option has been granted under the Plan.

         2.9 "STOCK OPTION" or "OPTION" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 GUIDELINES. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise administer the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.1 shall impair the rights of any Optionee without such person's consent, unless otherwise required by law.

         3.2 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE IV

                                SHARE LIMITATION

         4.1 SHARES. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 500,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

         4.2 CHANGES. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under the Plan, the number of shares for which Stock Options are to be granted to Eligible Directors pursuant to Section 6.2 and the number of shares subject to, and the option price of, outstanding Options as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.

                                    ARTICLE V

                                   ELIGIBILITY

         5.1 ELIGIBLE DIRECTORS. Only Eligible Directors shall be granted Options under the Plan.


                                   ARTICLE VI

                                  STOCK OPTIONS

         6.1 OPTIONS. All Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under Section 422 of the Code).

         6.2 GRANTS. On the Effective Date, each Eligible Director who is not then a consultant to the Company shall automatically receive a one-time grant of Stock Options to purchase 20,000 shares of Common Stock. Thereafter, for as long as the Plan remains in effect, each Eligible Director shall automatically be granted, on the date of the annual meeting of shareholders of the Company, Stock Options to purchase 20,000 shares of Common Stock; provided, however, that an individual who ceases to be a member of the Board on such date shall not be granted any Stock Options.

         6.3 TERMS OF OPTIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

                  (a) STOCK OPTION CERTIFICATE. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                  (b) OPTION PRICE. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

                  (c) OPTION TERM. The term of each Stock Option shall be ten years from the date of grant.

                  (d) EXERCISABILITY. Stock Options shall become exercisable in full six months after the date of grant.

                  (e) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or by check payable to the Company or in such other form as the Board deems acceptable. Unless otherwise determined by the Board in its sole discretion at or after grant, payment in full or in part may be made in the form of Common Stock duly owned by the Optionee (and for which the Optionee has good title free and clear of any liens and encumbrances) or by reduction in the number of shares issuable upon such exercise, based, in either case, on the Fair Market Value of the Common Stock on the last trading date preceding payment. Upon payment in full of the option price, as provided herein, a stock certificate representing the number of shares of Common Stock to which the Optionee is entitled shall be issued and delivered to the Optionee. An Optionee shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to such Optionee.

                  (f) DEATH. If an Optionee ceases to be a member of the Board by reason of death, any Stock Option that was exercisable on the date of such Optionee's death may thereafter be exercised by the legal representative of the Optionee's estate for a period of one year after the date of death or until the expiration of the stated term of the Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date of death shall be forfeited.

                  (g) DISABILITY. If an Optionee ceases to be a member of the Board by reason of Disability, any Stock Option that was exercisable on the date on which the Optionee ceased to be a member of the Board may thereafter be exercised by the Optionee for a period of one year after such date or until the expiration of the stated term of the Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date on which the Optionee ceased to be a member of the Board shall be forfeited; provided, however, that if the Optionee dies during such one-year period, any unexercised Stock Options may be exercised by the legal representative of the Optionee's estate for a period of one year after the date of the Optionee's death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

                  (h) OTHER TERMINATION. If an Optionee ceases to be a member of the Board by reason of retirement or for any reason other than death or Disability, any Stock Option that was exercisable on which the Optionee ceased to be a member of the Board may be exercised by the Optionee for a period of three months after such date or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date on which the Optionee ceases to be a member of the Board shall be forfeited.

                  (i) NON-TRANSFERABILITY OF OPTION. No Stock Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during an Optionee's lifetime, only by the Optionee.


                                   ARTICLE VII

                            TERMINATION OR AMENDMENT

         7.1 TERMINATION OR AMENDMENT OF THE PLAN. The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of an Optionee with respect to Options granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Optionee and, provided further, without the approval of the Company's shareholders, no amendment may be made that would
(i) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility for participation in the Plan; or
(iii) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, the provisions of Articles V and VI may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         7.2 AMENDMENT OF OPTIONS. The Board may amend the terms of any Stock Options theretofore granted, prospectively or retrospectively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any Optionee without the Optionee's consent.

                                  ARTICLE VIII

                                  UNFUNDED PLAN

         8.1 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to an Optionee by the Company, nothing contained herein shall give any such individual any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NONASSIGNMENT. Except as otherwise provided in the Plan, Options granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

         9.2 LEGEND. The Board may require each person purchasing shares upon exercise of an Option to represent to the Company in writing that the Optionee is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

         All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or traded on Nasdaq, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         9.3 OTHER PLANS. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         9.4 NO RIGHT TO CONTINUE RELATIONSHIP. Neither the Plan nor the grant of any Option under the Plan shall confer upon any person any right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's shareholders.

         9.5      LISTING AND OTHER CONDITIONS.

                  (a) If the Common Stock is listed on a national securities exchange or Nasdaq, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange or with Nasdaq. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                  (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

                  (c) Upon termination of any period of suspension under this Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         9.6 GOVERNING LAW. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         9.7 CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         9.8 LIABILITY OF THE BOARD. No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

         9.9 COSTS. The Company shall bear all expenses incurred in administering the Plan, including expenses of issuing Common Stock upon the exercise of Options.

         9.10 SEVERABILITY. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

         9.11 SUCCESSORS. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

         9.12 HEADINGS. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.


                                    ARTICLE X

                                  TERM OF PLAN

         10.1 EFFECTIVE DATE. The Plan shall be effective as of the Effective Date, but the grant of any Option hereunder is subject to the express condition that the Plan be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company.

         10.2 TERMINATION. Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Options shall be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which shall continue to be exercisable, in accordance with their terms, after the Plan terminates.

                                   APPENDIX D


                                 ALKERMES, INC.

                             1999 STOCK OPTION PLAN



                                    ARTICLE I

                                     PURPOSE

                  The purpose of the 1999 Stock Option Plan (the "Plan") is to enable Alkermes, Inc. (the "Company") to offer to certain officers, employees, directors and consultants of the Company or any of its Subsidiaries options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons, and strengthen the mutuality of interests between such persons and the Company's shareholders.


                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, the following terms shall have the following meanings:

         2.1 "Administrator" shall mean the Board or, if the Board has delegated its responsibility to administer the Plan pursuant to Section 3.1, the committee and/or subcommittee of the Board to which such responsibility has been delegated.

         2.2      "Board" shall mean the Board of Directors of the Company.

         2.3 "Change of Control" shall mean (a) the reorganization, consolidation or merger of the Company or any of its Subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a Subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the shareholders of the Company immediately before the transaction own less than fifty percent (50%) of the outstanding shares of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above or the Company or the acquiror in a transaction specified in clause (c) above.

         2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.5 "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

         2.6 "Disability" shall mean a disability that results in a Participant's Termination of Employment, as determined pursuant to standard Company procedures.

         2.7 "Effective Date" shall mean the date on which the Plan is adopted by the Board.

         2.8 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

         2.9 "Incentive Stock Option" shall mean any Stock Option that is intended to be and is designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.10 "Non-Qualified Stock Option" shall mean any Stock Option that is not an Incentive Stock Option.

         2.11 "Participant" shall mean an officer, employee, director or consultant of the Company or a Subsidiary to whom an Option has been granted under the Plan.

         2.12 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.

         2.13 "Subsidiary" shall mean any corporation, limited partnership, limited liability company or any other entity of which the Company owns more than 50% of the voting stock or equity or a controlling interest.

         2.14 "Termination of Employment" shall mean, as appropriate, (a) the termination of a Participant's employment with the Company and its subsidiaries for reasons other than a military or personal leave of absence granted by the Company, (b) termination of a Participant's consulting relationship with the Company or (c) termination of a Participant's service as a member of the Board.


                                   ARTICLE III

                                 ADMINISTRATION

         3.1 The Administrator. The Plan shall be administered and interpreted by the Board; provided, however, that the Board may delegate this responsibility to a committee and/or a subcommittee comprised of two or more members of the Board.

         3.2 Awards. The Administrator shall have full authority to grant, pursuant to the terms of the Plan, Stock Options to persons eligible under
Article V. In particular, the Administrator shall have the authority:

                  (a) to select the officers, employees, directors and consultants to whom Stock Options may from time to time be granted;

                  (b) to determine whether and to what extent Stock Options are to be granted to one or more officers, employees, directors and consultants eligible to receive Options under Article V;

                  (c) to determine the number of shares of Common Stock to be covered by each Option granted pursuant to Article VI; and

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted under Article VI (including, but not limited to, the option price, the option term, installment exercise or waiting period provisions and provisions relating to the waiver or acceleration thereof).

         3.3 Guidelines. Subject to Article VII hereof, the Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry out the purposes of the Plan. Notwithstanding the foregoing, no action of the Administrator under this Section 3.3 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

         3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Administrator arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants, officers, employees, directors and consultants, and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE IV

                                SHARE LIMITATION

         4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is Seven Million Four Hundred Thousand (7,400,000) (subject to increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of shares of Common Stock not purchased under such Option shall again be available for the purposes of the Plan.

         4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under the Plan, the maximum number of shares with respect to which Options may be granted to any individual during any year, and the number and option price of shares subject to outstanding Options, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.


                                    ARTICLE V

                                   ELIGIBILITY

         5.1 Employees. Officers and other employees of the Company or any of its Subsidiaries are eligible to be granted both Incentive Stock Options and Non-Qualified Stock Options under the Plan.

         5.2 Directors and Consultants. Directors and consultants of the Company or any of its Subsidiaries are eligible to be granted Non-Qualified Stock Options, but may not receive Incentive Stock Options unless they are employees of the Company or a Subsidiary corporation within the meaning of
Section 424 of the Code.


                                   ARTICLE VI

                             GRANT OF STOCK OPTIONS

         6.1 Grants. The Administrator shall have the authority to grant to any person, to the extent eligible under Article V, one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

         6.2 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

         6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                  (a) Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                  (b) Option Price. The option price per share of Common Stock to be delivered upon exercise of a Stock Option shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

                  (c) Option Term. The term of each Stock Option shall be fixed by the Administrator at the time of grant, but no Stock Option shall be exercisable more than ten years after the date it is granted.

                  (d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant; provided, however, that the Administrator may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Administrator shall deem appropriate in its sole discretion.

                  (e) Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Administrator, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the aggregate option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested by the Company, by the representation described in Section 9.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Administrator on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title, free and clear of any liens and encumbrances) or (iii) in the case of an Option that is not an Incentive Stock Option unless otherwise determined by the Administrator on or after the date of grant, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the date of exercise. Upon satisfaction of the conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

                  (f) Death. Unless otherwise determined by the Administrator on or after the date of grant, in the event of a Participant's Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.

                  (g) Disability. Unless otherwise determined by the Administrator on or after the date of grant, in the event of a Participant's Termination of Employment by reason of Disability, any Stock Option held by such Participant that was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If the Participant dies during such one-year period, any unexercised Stock Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of the Participant's death or the expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (h) Termination of Employment. Unless otherwise determined by the Administrator on or after the date of grant, in the event of a Participant's Termination of Employment by reason of retirement or for any reason other than death or Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of three months after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of Termination of Employment shall be forfeited.

                  (i)      Change of Control. Notwithstanding the provisions of
Section 4.2, in the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 9.2), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant; provided, however, that the exercisability of the Stock Options shall not be accelerated if, in the opinion of the Board, such acceleration would prevent pooling of interests accounting treatment for the Change of Control transaction and such accounting treatment is desired by the parties to such transaction. This Section 6.3(i) shall apply to any outstanding Stock Options which are Incentive Stock Options to the extent permitted by Code Section 422(d), and any outstanding Incentive Stock Options in excess thereof shall, immediately upon the occurrence of such a Change of Control be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as set forth in this Section 6.3(i).

                  (j) Merger and Other Fundamental Transactions. In the event the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor company shall assume all of the outstanding Options granted under this Plan or shall substitute new options for them, which shall provide that each Participant, at the same cost, shall be entitled upon the exercise of each such option to receive such securities as the Board of Directors (or equivalent governing body) of the succeeding, resulting or other company shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Participant would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then subject to the outstanding Option granted under this Plan.

                  (k) Non-Transferability of Options. Unless otherwise determined by the Administrator on or after the date of grant, Stock Options shall not be transferrable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

                  (l) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (each within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

                  (m) Ten-Percent Shareholder Rule. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation (each within the meaning of Section 424 of the Code), unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

                  Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

         6.4 Rights as Shareholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.


                                   ARTICLE VII

                            TERMINATION OR AMENDMENT

         7.1 Termination or Amendment of Plan. The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX) or amend any Option previously granted, prospectively or retroactively (subject to Article IV); provided, however, that, in either case unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and, provided further, that the Company will seek the approval of the Company's shareholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable rules or regulations.

                                  ARTICLE VIII

                                  UNFUNDED PLAN

         8.1 Unfunded Status. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Nonassignment. Except as otherwise provided in the Plan, any Option granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

         9.2 Legend. The Company may require each person acquiring shares upon exercise of an Option to represent to the Company in writing that the Participant is acquiring the shares for the Participant's own account and without a view to the distribution thereof. The stock certificates representing such shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer.

         All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         9.3 Other Plans. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         9.4 No Right to Employment. Neither the Plan nor the grant of any Option shall give any Participant or other officer, employee, consultant or director any right with respect to continuance of office, employment, consulting relationship or directorship, as the case may be, with the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate a Participant's office, employment or consulting relationship at any time. Neither the Plan nor the grant of any Option shall give any director the right to continue as a member of the Board or obligate the Company to nominate any director for reelection by the Company's shareholders.

         9.5 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable upon exercise of an Option by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant, pursuant to the Plan or otherwise. In connection with such withholding, the Company may make such arrangements as are consistent with the Plan as it may deem appropriate.

         9.6      Listing and Other Conditions.

                  (a) If the Common Stock is listed on a national securities exchange or Nasdaq, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange or Nasdaq. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                  (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

                  (c) Upon termination of any period of suspension under this Section 9.6, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         9.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles thereof.

         9.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         9.9 Liability of the Board. No member of the Board nor any employee of the Company or any of its Subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or officer or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself or herself.

         9.10 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock upon exercise of Options.

         9.11 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

         9.12 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

         9.13 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.


                                    ARTICLE X

                                  TERM OF PLAN

         10.1 Effective Date. The Plan shall be effective as of the Effective Date, but the grant of any Option hereunder is subject to the express condition that the Plan be approved by the shareholders of the Company within 12 months after the Effective Date.

         10.2 Termination Date. Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Options may be granted thereafter. Termination of the Plan shall not affect Options granted before such date.

                                      PROXY

                                 ALKERMES, INC.

                            CAMBRIDGE, MASSACHUSETTS

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 25, 2000

         The undersigned shareholder of Alkermes, Inc. hereby appoints James M. Frates and Charles Carelli, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, at 10:00 a.m., July 25, 2000, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.

         IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE, SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE DIRECTORS AND THE PROPOSALS LISTED ON THE OTHER SIDE HEREOF.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

SEE REVERSE          CONTINUED AND TO BE SIGNED ON REVERSE          SEE REVERSE
   SIDE              SIDE                                              SIDE

[X] Please mark
    votes as in
    this example.


1. To elect seven members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.
     Nominee: Floyd E. Bloom, Robert A. Breyer, John K. Clarke,
     Richard F. Pops, Alexander Rich, Paul Schimmel and
     Michael A. Wall


          FOR                              WITHHELD
          ALL                              FROM ALL
        NOMINEES  [    ]                   NOMINEES    [    ]



[    ]
       --------------------------------------
       For all nominees except as noted above

2.  To approve an amendment to the Stock Option      FOR     AGAINST    ABSTAIN
    Plan for Non-Employee Directors to increase     [   ]     [   ]       [   ]
    to 500,000 the number of shares issuable upon the exercise of options granted thereunder, an increase of 200,000 shares, and to increase the annual automatic grant thereunder to 20,000 shares, an increase of 15,000 shares.




3.   To approve an amendment to the 1999 Stock        FOR     AGAINST    ABSTAIN
     Option Plan to increase to 7,400,000 the        [   ]     [   ]       [   ]
     number of shares issuable upon the exercise of options granted thereunder, an increase of 2,400,000 shares.


     To transact such other business as may properly come before the meeting.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [   ]


Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such.
 If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:                Date:          Signature:                Date:
          ---------------      ---------           ----------------     --------


                                        2